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                                                                    EXHIBIT 10.6


ARTICLE ONE:  BASIC TERMS

         This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms are to be read in conjunction with the Basic Terms.

         SECTION 1.01.  DATE OF LEASE:               December 8, 1993


         SECTION 1.02. LANDLORD (INCLUDING LEGAL ENTITY): Jack Martin, provided, however, that Landlord shall be entitled to his interest to a general partnership in which he is a general partner

Address of Landlord:

         SECTION 1.03. TENANT (INCLUDE LEGAL ENTITY): SeaMED Corporation, a Delaware corporation

Address of Tenant:         11810 North Creek Parkway North
                           Bothell, WA  98011

         SECTION 1.04. PROPERTY (INCLUDE STREET ADDRESS, APPROXIMATE SQUARE FOOTAGE AND DESCRIPTION): See Rider No. 2

         SECTION 1.05. LEASE TERM: 12 years -0- months beginning on May 1, 1995 or such other date as is specified in this Lease, and ending on April 30, 2007

         SECTION 1.06. PERMITTED USES: (See Article Five) All Commercial uses allowable by law.

         SECTION 1.07. TENANT'S GUARANTOR: (If none, so state) None

         SECTION 1.08. BROKERS: (See Article Fourteen) (If one, so state) Landlord's Broker: Kidder, Matthews & Segner, Inc.
Tenant's Broker:  Kidder, Mathews & Segner, Inc.

         SECTION 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) $ per separate agreement

         SECTION 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03) $ 45,000.00

         SECTION 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: 3 to 3.5 stalls per usable 1,000 square feet
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         SECTION 1.12.  RENT AND OTHER CHARGES PAYABLE BY TENANT:

         (a) BASE RENT: Forty Five Thousand and No/100-------------- Dollars ($45,000.00) per month, for the first 60 months, as provided in Section 3.01, and shall be increased on the first day of the 61 and 121 month(s) after the Commencement Date either (i) as provided in Section 3.02, or (ii) by 10% of the then immediately preceding month's rental rate. (If (ii) is completed, then (i) and Section 3.02 are inapplicable).

         (b) OTHER PERIODIC PAYMENTS: (i) Real Property taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article Six).

         SECTION 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
(See Section 9.05) Fifty percent ( 50 %) of the Profit (the "Landlord's Share").

         SECTION 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (If note, so state)

     Rider 1

     Rider 2

         SECTION 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

         SECTION 2.02. DELAY IN COMMENCEMENT. See Rider No. 1.

         SECTION 2.03. EARLY OCCUPANCY. See Rider No. 1.

         SECTION 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:  BASE RENT

         SECTION 3.01. TIME AND MANNER OF PAYMENT. See Rider No. 1.

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         SECTION 3.03. SECURITY DEPOSITS; INCREASES. See Rider No. 1.

         SECTION 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

         SECTION 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         SECTION 4.02. PROPERTY TAXES.

         (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property including any fees, taxes or assessments against, or as a result of any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

         (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

         (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under


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Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         (d) PERSONAL PROPERTY TAXES.

             (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

             (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

         (e) TENANT'S RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when clue and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

         SECTION 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

         SECTION 4.04.  INSURANCE POLICIES.

         (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial


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amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

         (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

         (c) PAYMENT OF PREMIUMS. Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days alter Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord. Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

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         (d) GENERAL INSURANCE PROVISIONS.

             (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

             (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent. Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

             (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary tenet of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

             (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

         SECTION 4 05. LATE CHARGES. See Rider No. 1

         SECTION 4.06. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

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         SECTION 4.07. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES.
If requested by any ground lessor or lender to whom Landlord has granted a security interest in the property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:  USE OF PROPERTY

         SECTION 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

         SECTION 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         SECTION 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or '"toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or winning consent to tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

         SECTION 5.04. SIGNS AND AUCTIONS. See Rider No. 1.

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         SECTION 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else clone or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of warranty by Tenant under this Lease; or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such Claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable. Landlord shall indemnify Tenant for all damage or claims arising from Landlord's gross negligence or misconduct.

         SECTION 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

         SECTION 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

         SECTION 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the Commencement of the Lease Term, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto except as provided herein. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

         SECTION 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares,


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merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause;
(c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's dross negligence or willful misconduct.

         SECTION 6.03. LANDLORD'S OBLIGATION. See Rider No. 1.

         SECTION 6.04. TENANT'S OBLIGATIONS.

         (a) Except as provided in Article Seven (Damage or Destruction), Article Eight (Condemnation) and Section 6.03 Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as need). In any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored. Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance and the heating and air conditioning system by a licensed heating and air conditioning contractor. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

         (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

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         SECTION 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. See Rider No.
1.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

         SECTION 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Section 6.03 or Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property, caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters; air conditioners or any other heating or air conditioning equipment; fencing or security gales; or other similar building operating equipment and decorations.

ARTICLE SEVEN:  DAMAGE OR DESTRUCTION

         SECTION 7.01. PARTIAL DAMAGE TO PROPERTY.

         (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

         (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or


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(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt if notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice.

         (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as for the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

         SECTION 7.02. SUBSTANTIAL R TOTAL DESTRUCTION. See Rider No. 1.

         SECTION 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, ill any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         SECTION 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

         If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or

Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking(or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground Lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. It this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

         SECTION 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

         SECTION 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         SECTION 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         SECTION 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

         SECTION 9.05. LANDLORD'S CONSENT.

         (a) Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign) all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

         (b) If Tenant assigns or subleases, the following shall apply:

             (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

             (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

         SECTION 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine. Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

         SECTION 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

         SECTION 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If Tenant fails to pay rent or any other charge after written notice that such payment is more than ten (10) days overdue;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period for sixty (60) days after written notice from Landlord; provided that if more than sixty (60) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the sixty (60) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

         (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

         SECTION 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         SEE RIDER NO. 1 FOR 10.04.

         SECTION 10.5. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period for "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

         SECTION 10.6. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

         SECTION 10.7 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:  PROTECTION OF LENDERS

         SECTION 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         SECTION 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         SECTION 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

         SECTION 11.04.  ESTOPPEL CERTIFICATES.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed. stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminate except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         SECTION 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property.

Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:  LEGAL COSTS

         SECTION 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or nor suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

         SECTION 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE  THIRTEEN: MISCELLANEOUS PROVISIONS

         SECTION 13.01. NON-DISCRIMINATION. Tenant promises and it is a condition to the continuance of this Lease that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         SECTION 13.02.  LANDLORD'S LIABILITY; CERTAIN DUTIES.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the case of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

         (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders. officers or other principals shall have any personal liability under this Lease.

         SECTION 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

         SECTION 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

         SECTION 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

         SECTION 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

         SECTION 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         SECTION 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

         SECTION 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         SECTION 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         SECTION 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         SECTION 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

         SECTION 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

         SECTION 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:  BROKERS

         SECTION 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker or the sum stated in
Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker. Tenant shall not be required to pay any Broker's commission or fee.

         SECTION 14.02. PROTECTION OF BROKERS. If Landlord sells the Property or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

         SECTION 14.03. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except Kidder, Mathews & Segner, Inc., who represents Tenant.

ARTICLE FIFTEEN:  COMPLIANCE

         The parties hereto agree to comply with all applicable federal state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

                                                        "LANDLORD"

Signed on 8 December, 1993                     Jack Martin
at Bothwell, Washington                       /s/ Jack Martin
                                          ____________________________________

                                          By: ________________________________

                                          Its: _______________________________

                                          By: ________________________________

                                          Its: _______________________________


                                                        "TENANT"
Signed on December 8, 1993            SeaMED Corporation, a Delaware corporation
at Bothwell, WA                           ____________________________________
                                          By:  /s/ W. Robert Berg
                                          Its:   Pres/C.E.O.

                                          By:  Subject to B.O.D. Approval

                                          Its: _______________________________

         IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

         THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

                                   AMENDMENT A

         THIS IS AMENDMENT A TO THAT CERTAIN LEASE AGREEMENT DATED FOR REFERENCE PURPOSES ONLY OCTOBER 8, 1993, BY AND BETWEEN JACK MARTIN, "LANDLORD," AND SEAMED CORPORATION, "TENANT."

         The lease shall be amended as follows:

1.       SECTION 1.12 (A) - BASE RENT.

         Base rent shall be $45,750 per month for the first 60 months, as provided in Section 3.01, and shall be increased on the first day of the 61st and 121st month after the Commencement Date by 10% of the then immediately preceding months' rental rate.

2.       ENERGY CONSERVATION CREDIT.

         Tenant agrees to pay, in addition to base rent a monthly fee of $666.67 to offset Landlord's expenses associated with the upgraded mechanical system.

ACKNOWLEDGED AND AGREED:            ACKNOWLEDGED AND AGREED:

LANDLORD                                             TENANT

BY:   /s/ Jack Martin                    BY:   /s/ Edgar F. Rampy

DATE: 12 September 1994                  ITS:  VP-CFO

                                         DATE:  9-21-94

STATE OF WASHINGTON                 )

                                    ) ss

COUNTY OF KING                      )

         On this 8th day of December, 1993, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn personally appeared W. Robert Berg, to me known to be the President & CEO of SeaMed Corporation; the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute the said instrument.

         WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

                                           /s/ William C. Neil
                                           _____________________________________
                                           NOTARY PUBLIC in and for the State of

                                           Washington, residing at
                                           Bellevue, WA
                                           Print Name: William C. Neil
                                           My commission expires 1/18/97

STATE OF WASHINGTON                 )

                                    ) ss

COUNTY OF KING                      )

         I certify that I know or have satisfactory evidence that Jack Martin signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

         Dated: December 8th, 1993

                                           /s/ William C. Neil
                                           _____________________________________
                                           NOTARY PUBLIC in and for the State of

                                           Washington, residing at
                                           Bellevue, WA
                                           Print Name: William C. Neil
                                           My commission expires 1/18/97

                                   RIDER NO. 1

         This is Rider No. 1 to that certain Lease Agreement dated December 8 1993, by and between Jack Martin ("Landlord") and SeaMED ("Tenant ").

         SECTION 2.02. DELAY IN COMMENCEMENT. Landlord shall be liable to Tenant by an amount equal to 100% of Tenant's holdover expenses incurred as a result of late delivery if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. In no event shall the Commencement Date be prior to the date of substantial completion of the Construction. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60)-day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

         SECTION 2.03 EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay a prorata portion of 50% of Base Rent based on the portion it occupies.

         SECTION 3.01 TIME AND MANNER OF PAYMENT. Upon identification of the Property and agreement on Tenant's acceptance of the Site Plan, in addition to the security deposit described in section 3.03 below, Tenant shall deposit with Landlord an amount equal to 50% of one month's Base Rent set forth in Paragraph 1.12(a) above, which is to be credited to Tenant's first month rent. Upon commencement of the Lease Term, Tenant shall pay Landlord 50% of the Base Rent in the amount stated in Paragraph 1.12 (a) above. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

         SECTION 3.03 SECURITY DEPOSIT; INCREASES.

         (a) Upon identification of the Property and agreement on Tenant's acceptance of the Site Plan, Tenant shall deposit with Landlord the security deposit set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit in any manner permitted under this Section, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

         SECTION 4.05 LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of Such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount, regardless of whether Tenant receives notice of such late payment from Landlord. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         SECTION 5.04 SIGNS AND AUCTIONS. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Tenant is authorized to install at its expense a sign on the Building exterior, subject to compliance with applicable law.

         SECTION 6.03  LANDLORD'S OBLIGATIONS.

         (a) Repair of Defects. Landlord, at its sole cost and expense without cost or charge to or contribution by Tenant, shall be responsible for and make all repairs, replacements and perform all maintenance required because of (i) defective design or construction of the Building, and/or Improvements (unless designed and constructed by Tenant), and all equipment and systems associated therewith and/or incorporated therein, or (ii) latent defects in any of the foregoing. The Landlord represents that the Building and all Improvements will be built, and the Premises on completion of the Construction shall have been built, in accordance with and in compliance with all applicable laws. Tenant waives the benefit of any present or future law that might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property except Tenant shall be entitled to terminate this Lease upon written notice to Landlord if Landlord fails to complete repairs as required under this Section 6.03.

         (b) Time to Complete Work. All work to be performed by the Landlord under this Section shall be completed promptly, but in any event within twenty-four (24) hours in any emergency (as defined below) and within twenty
(20) days for all other repairs. If the work cannot be completed within twenty-four (24) hours or twenty (20) days, as the case may be, it shall be commenced within the applicable period and prosecuted continuously and diligently thereafter until completion. "Emergency" means a situation that (i) threatens the physical well-being of persons within the Premises, (ii) materially disrupts the Tenant's use and/or occupancy of the Premises or any portion thereof, or (iii) disrupts Tenant's use of parking.

         SECTION 6.05.  ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for those listed in Rider 2 and except for non-structural alterations which do not exceed Twenty Thousand Dollars ($20,000)and which are not visible from the outside of any building of which the Property is part. Landlord shall not unreasonably withhold such consent. Landlord's consent shall be deemed given if Landlord does not respond within fifteen (15) days of receipt of Tenant's request for consent. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         SECTION 7.02  SUBSTANTIAL OR TOTAL DESTRUCTION.

         If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuilt the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If repairs are not completed within six (6) months after the date of destruction, Tenant may terminate this Lease upon written notice to Landlord. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         SECTION 10.04  MITIGATION OF DAMAGES.

         Landlord shall mitigate its damage by making reasonable efforts to relet the Property on reasonable terms. Landlord may relet for a shorter or longer period of time than the Lease Term and make reasonably necessary repairs or alterations. If Landlord makes modifications to the Property that are reasonably necessary to relet the Premises, the cost of such modifications shall be considered damages to the Landlord, except that in no event shall the amount of such damages exceed the amount of rental due from Tenant under the Lease. If Landlord relets for a period longer than the Lease Term, then any special concessions given to the new tenant, and the cost of modifications made on behalf of the new tenant, shall be allocated throughout the entire reletting term so that Tenant is charged only with the proportion of the concessions or modifications allocated to the remainder of the Lease Term.

                                   RIDER NO. 2

         This is Rider No. 2 to that certain Lease Agreement dated December 8, 1993, by and between Jack Martin ("Landlord") and SeaMED ("Tenant ").

A.       IDENTIFICATION OF THE PROPERTY

         As of the execution date of this Lease, neither Landlord nor Tenant have identified the real property ('the "Land") upon which the building and other improvements which are the subject of this Lease (the "Improvements") will be constructed. Immediately subsequent to the execution date of this Lease, Landlord shall commence a search for Land which is mutually acceptable to Landlord and Tenant upon which the Improvements will be constructed. Upon such agreement, this Lease shall be amended to include the legal description of the Land as Exhibit A.

         Tenant acknowledges that the Base Rent specified in this Lease is based upon certain assumptions by Landlord regarding the cost of the Land. In the event the cost of the Land upon which Landlord and Tenant have agreed is appropriate for construction of the Improvements exceeds the amount assumed by Landlord in establishing the Base Rent, Landlord shall so notify Tenant and shall propose an adjusted Base Rent to Tenant. In the event Landlord and Tenant are unable to agree upon an adjusted Base Rent, Landlord and Tenant shall either agree to locate alternative Land or either may elect to terminate this Lease.

         In the event Landlord and Tenant have not specified the Land by March 1, 1994, either party may elect to terminate this Lease. In the event this Lease is terminated, Tenant shall receive a refund of its initial security deposit and the portion of the first month's rent paid to Landlord and neither party shall have any further obligation to the other under this Lease.

B.       CONSTRUCTION

         1. Site Plan. Within 5 days of Landlord's and Tenant's agreement regarding the identity of the Land, Landlord shall provide to Tenant a site plan with respect to the Land and Improvements (the "Site Plan") and conceptual elevations. Upon Tenant's approval of the Site Plan, it shall be attached to this Lease as Exhibit B. Landlord shall provide to Tenant for the construction of the Building schematic designs (the "Tenant Plans") and the Building Standards and Specifications ("Specifications") within 5 days of Landlord's and Tenant's agreement regarding the Site Plan. The work Landlord is required to perform under this Article, and the process of performing that work, are referred to as the "Construction". The Improvements to be constructed on the Land are described on Exhibit C of this Lease. Landlord and Tenant agree that Tenant's Plans and Specifications shall be consistent with the Improvements described on Exhibit C.

         2.       Conditions

         (a) Within 5 days of Landlord's and Tenant's agreement with respect to the site, Landlord shall prepare and furnish to Tenant a preliminary Site Plan. These and conceptual elevations shall be prepared by duly licensed or registered architect and shall conform to applicable governmental requirements as to the adequacy of plans and specifications submitted with an application for a building or other construction permit so that such permit may issue. The Working Drawings shall be an evolution of and incorporate the work shown on the Site Plan conceptual elevations and exhibit "C" attached hereto.

         (b) Tenant shall approve or reject the Site Plan within 5 days of receipt of the Site Plan. Landlord shall provide Tenant with a project construction schedule in bar chart format using the Uniform Construction Index ("UCI") format, prior to commencement of construction.

         (c) Upon Tenant's acceptance and approval of the preliminary Site Plan and elevations Landlord, at its sole cost and expense, shall obtain or cause to be obtained all building permits and other governmental approvals which may be required to permit the Construction in accordance with the Working Drawings and the occupancy thereof for the intended uses. In the event Landlord is unable, despite its best efforts, to obtain the permits and other governmental approvals necessary to construct the Improvements by September 1, 1994, either Landlord or Tenant shall be entitled to terminate this Lease. In the event of such termination, Tenant shall receive a refund of its initial security deposit and the portion of the first month's rent paid to Landlord and neither party shall have any further obligation to the other under this Lease.

         3. Construction Defects. Tenant's acceptance of the Site Plan and elevations shall not: (i) constitute an opinion or agreement by Tenant that they comply with Laws (it being agreed that such compliance is solely Landlord's responsibility); (ii) impose any present or future liability on Tenant; (iii) constitute a waiver of any of Tenant's rights hereunder; (iv) impose additional obligations on Tenant; or (v) impose on Tenant any responsibility for a design and/or construction defect or fault in the Construction. Notwithstanding anything to the contrary contained elsewhere in this Lease, the correction of any such defect or fault whenever necessary and whatever involving shall be at Landlord's sole cost and expense without any expense, payment, cost or charge whatever to or contribution by Tenant.

         4. The Construction. Upon the issuance of a building permit, Landlord shall promptly commence the Construction and diligently proceed to complete same at its sole cost and expense. In the event Landlord has not commenced construction by September 1, 1994, Tenant shall be entitled to terminate this Lease. In the event of such termination, Tenant shall receive a refund of its initial security deposit and the portion of the first month's rent paid to Landlord and neither party shall have any further obligation to the other under this Lease. Landlord warrants and represents that all portions of the Building will be constructed with new materials. The construction shall be performed by or on behalf of Landlord in a good and workmanlike manner and in compliance with all Laws. Landlord has the entire and sole responsibility to correct any portion(s) of the Construction which is not in compliance with Laws, all at its sole cost and expense without expense, payment, cost or charge whatever to or contribution by Tenant for causing such compliance. Landlord's obligation set forth in the preceding sentence shall apply only with respect to the Construction. In the event that, subsequent to substantial completion (as defined in Section 8 hereof), due to a change in applicable law or additional construction or repair activities (except repair activities undertaken by Landlord as required in Section 6.03 of the

Lease) with respect to the Property, any governmental agency requires modification to the Property in order to bring it into compliance with then-applicable Laws, the cost of performing such modification shall be the responsibility of Tenant.

         5. Changes in Construction. If Tenant requests a change to the Construction, Landlord shall notify Tenant in writing, before executing the change, of the cost thereof or the savings to the Landlord, if any, and the delay in substantial completion, if any, in the Construction caused by the change. Tenant shall then either tell Landlord to proceed with the change order or withdraw it within 5 days thereafter. If Tenant does not take any action with respect thereto in that time the change order is deemed withdrawn hereby. The cost of a change order shall be determined by mutual agreement of Landlord and Tenant negotiating the costs and savings in good faith. Payments by Tenant to Landlord for changes that increase the cost of the Construction shall be made pro rata as such work progresses so long as the relevant materials are installed or are on site, Tenant or its representative(s) has inspected and approved the work, appropriate lien waivers from the proper parties furnishing labor, materials, and/or services are provided, and Landlord has submitted an itemized bill. Such payment shall be made within 10 days of receipt of all of the foregoing by Tenant. If the parties agree on the length of the delay necessitated by the change, the date for substantial completion of the Construction shall be postponed by the length of such delay. If the parties cannot agree the period of postponement shall be determined by the actual length of delay.

         7. Tenant's Access During Construction. During the Construction,
Tenant or its representative(s) may enter upon the Property for purposes of inspecting the Construction, taking measurements, making plans, installing trade fixtures and doing such other work as may be appropriate or desirable without being deemed thereby to have taken possession. Tenant's use of the Property for the purposes herein stated shall be on all of the terms, covenants, and conditions of this Lease, except as to commencement of the Term and payment of Rent. In exercising its rights under this Paragraph, Tenant shall not interfere materially with Landlord's construction work in the Property. Tenant has the right to reject any portion(s) of the Construction which do not meet the requirements of this Lease. If Tenant does reject any portion(s) of the Construction as nonconforming to the requirements of this Lease, Landlord shall take all necessary corrective measures, including but not limited to replacement of all of such Construction, at no expense, charge, or cost to Tenant.

         8. Substantial Completion. The phrases "substantial completion" or "substantially complete(d)" as used in this Lease shall be deemed to mean the availability of the Property for uninterrupted use and occupancy by Tenant with a minimum of interference by the Landlord which will be indicated by the fact that the following shall have occurred: (i) All Construction shall have been completed, except for punchlist items, shall have been inspected and approved by the appropriate authorities and a final certificate of occupancy has been issued; (ii) mechanical, plumbing, electrical, conveying and sprinkler systems (installed and tested as per specifications) shall have been completed such that the appropriate services to be rendered by such systems can be and are being supplied and such systems are fully operational; (iii) the entrance and lobby of the Building shall have been completed and the means of ingress and egress are not interfered with by any scaffolding, building materials, or other articles; and (iv) the parking areas and access roads have been completed.

         9. Punchlist. Landlord shall complete all punchlist items as expeditiously as possible but in any event within thirty (30) days after substantial completion of the Construction. The punchlist shall be developed by Landlord and Tenant after an inspection of the Property by Landlord and Tenant or their representative(s). Landlord shall deliver to Tenant five (5) sets of "as-built" Construction Documents within thirty (30) days after substantial completion of the Construction.

         10. Dispute About Substantial Completion. If Landlord alleges that the date of substantial completion of the Construction would have occurred earlier than the actual date thereof but for the fault of Tenant and the parties cannot agree on the date, the matter shall be submitted to an independent arbitration for determination of the date of substantial completion of the Construction. The arbitration shall be conducted in accordance with generally accepted practices of the American Arbitration Association. The cost of said arbitration shall be shared equally by the parties.

B.       LANDLORD'S WARRANTIES

         To induce Tenant to execute this Lease, and in consideration of the other representations and warranties of Landlord contained in this Lease, Landlord warrants and represents that, as of the Commencement of the Lease Term:

         1. Landlord is the owner in fee simple of the Property;

         2. Landlord has good and marketable title to the Building and the Land, there are no liens, easements, restrictions or encumbrances upon the Building and Land other than those shown on Exhibit A and none of the matters listed on Exhibit A does or shall prohibit, restrict or adversely affect Tenant's use and occupancy of the Property or the intended use of the rights and easements granted to Tenant in this Lease;

         3. There are no restrictions or impediments imposed by laws (including applicable zoning and building ordinances) that would prevent Tenant from using the Property for the uses and in the manner contemplated by this Lease, or from using the parking facilities and access roads;

         4. This Lease, the Property, the Construction and the Tenant Improvements, when or as constructed shall not violate the provisions of laws or of any instrument executed by the Landlord or any other instrument that places any restrictions or burdens on the Land or Building;

         5. Landlord has obtained all necessary easements for access and utilities and these are appurtenant to the Land; and

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         6. Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the full term.

C.       TENANT'S WARRANTIES

         To induce Landlord to execute this Lease, and in consideration of the other representations and warranties of Tenant contained in this Lease, Tenant warrants and represents that:

         1. Tenant is a duly formed and validly existing corporation under the laws of the state of Delaware and is qualified to do business as a foreign corporation in the State of Washington. Tenant's execution and performance of this Lease has been duly authorized by Tenant and the individual executing this Lease on behalf of the Tenant has been duly authorized to do so.

         2. Tenant has full right and lawful authority to enter into and perform Tenant's obligations under this Lease for the full term (including any optional extensions thereof).

D.       CONTROLLING TERMS

         To the extent that any provisions of the preprinted Lease and this Rider 2 are inconsistent, the terms of this Rider 2 shall be controlling.

E.       OPTION TO EXTEND

         Tenant shall have the option to extend the term of this Lease for five
(5) additional consecutive periods of three (3) years each ("Option Period"), provided Tenant is not in default of any of the terms, conditions or covenants of this Lease at the time of exercise, and Tenant gives written notice of exercise of the option to extend at least nine (9) months prior to the expiration of the original term. The Option Period shall be upon the same terms and conditions except that the Rent shall be ninety-five percent (95%) of the then fair market rental value of the Property, but in no event less than the rental rate charge during the last year of the initial term, or the previous Option Period, as the case may be. Then rental rate for each Option Period shall be determined as follows:

         (1) The parties shall have fifteen (15) days after the Landlord receives Tenant's Notice within which to agree on the rental rate for the Option Period in question based upon ninety-five percent (95%) of the then fair market rental value of the Property as defined in Paragraph E(3). If the parties agree on the rental rate for that Option Period within fifteen (15) days, they shall immediately execute an amendment to this Lease stating the rental rate for that Option Period.

         (2) If the parties are unable to agree on the rental rate for an Option Period within such fifteen (15) day period, then the rental rate for that Option Period shall be ninety-five percent (95%) of the then current fair market rental value of the Property as determined by an MAI appraiser selected by mutual agreement of Landlord and Tenant. The cost of said appraisal is to be shared equally by the parties.

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         (3) The "then fair market rental value of the Property" shall be defined to mean the fair market rental value of the Property as of the commencement of the Option Period in question, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Property, and the rent for comparable buildings located in Bothell, but excluding the value of any improvements made to the Property by Tenant at Tenant's expense.

F.       PROPERTY MANAGEMENT FEE

         Landlord shall arrange for a third party property management company to provide the following property management services with respect to the Property'

         1. Coordination of all matters relating to repair and maintenance of the Property, including but not limited to: HVAC, electricity, landscaping, elevators, janitorial service, and window washing.

         2.       Coordination of taxes and insurance payments.

         Tenant shall pay to the third party property management company, on the first day of each month, commencing with the commencement of the Lease Term, a property management fee equal to 1.9% of the Base Rent, as such Base rent is adjusted pursuant to the terms of this Lease.

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